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                                                                EXHIBIT 23.5




                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Patterson Energy, Inc. on Form S-3 (File No. 333-29035) of our report dated July 7, 1997, on our audits of the financial information of WES-TEX Drilling Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which is included in Patterson Energy, Inc.'s Current Report on Form S-K as amended, dated June 12, 1997. We also consent to the reference to our firm under the caption "Experts".

                                                  /S/ DAVIS, KINARD & CO. P.C.

Abilene, Texas
August 18, 1997